Exhibit 23.3


                      FRIEDMAN, BILLINGS, RAMSEY & CO. INC.


                Consent of Friedman, Billings, Ramsey & Co., Inc.
                -------------------------------------------------

Board of Directors
Security First Technologies Corporation

Board of Directors
Security First Network Bank

We hereby consent to the inclusion of our opinion letter dated March 9, 1998 as an appendix to the proxy statement/prospectus included in the registration statement on Form S-4 of Security First Technologies Corporation and to the references to our firm and our opinion in the proxy statement/prospectus.

                                          Friedman, Billings, Ramsey & Co., Inc.

                                          By: /s/ Suzanne N. Richardson
                                             --------------------------------
                                          Suzanne N. Richardson
                                          Managing Director

Arlington, Virginia
June 5, 1998

                                      E-28